Exhibit 10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY AN ASTERISK AND BRACKETS, HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

HEALTH CARE BENEFITS CONTRACT

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

HEALTH OPTIONS, INC.

and

Gevity HR, Inc.

Effective Date: October 1, 2005

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

HEALTH OPTIONS, INC.

HEALTH CARE BENEFITS CONTRACT

TABLE OF CONTENTS

SECTION	I	TERMS OF AGREEMENT

SECTION	II	RATE SHEET

SECTION	III	ADMINISTRATIVE EXPENSE AND ANNUAL EXCESS LIABILITY CHARGE

SECTION	IV	CLAIM LIABILITY CHARGE

SECTION	V	ANNUAL EXCESS LIABILITY COVERAGE

SECTION	VI	TERMINATION PROVISIONS

SECTION	VII	MODIFICATION OF RATES

SECTION	VIII	PRODUCTS

SECTION	IX	THE OFFERING OF BCBSF/HOI PRODUCTS

SECTION	X	ENROLLMENT

SECTION	XI	ADMINISTRATIVE POLICIES

SECTION	XII	GROUP REPORTING REQUIREMENTS

SECTION	XIII	BCBSF/HOI REPORTING REQUIREMENTS

SECTION	XIV	RENEWAL

SECTION	XV	LETTER OF CREDIT

SECTION	XVI	PERFORMANCE STANDARDS AND PERFORMANCE INCENTIVE PLAN

SECTION	XVII	GENERAL

AGREEMENT TO PROVIDE

COMPREHENSIVE HEALTH CARE BENEFITS

This is an Agreement (hereinafter “Agreement”) between the Blue Cross and Blue Shield of Florida Inc. (hereinafter referred to as "BCBSF") and its subsidiary HEALTH OPTIONS, INC., (hereinafter referred to as "HOI") located at 4800 Deerwood Campus Parkway, Jacksonville Florida 32246, hereinafter jointly referred to as “BCBSF/HOI”, and Gevity HR, Inc. (Employer/Plan Sponsor) and the Gevity HR, Inc. Group Health Plan (hereinafter jointly referred to as “the Group”) located at 600 301 Boulevard West, Bradenton, Florida 34205.

WHEREAS, the Group is a human resource management organization and requests BCBSF/HOI to provide health insurance and health maintenance organization products (hereinafter referred to as “the Product Offering”), to its internal employees and client group employees who are coemployed by the Group; and

WHEREAS, BCBSF agrees to offer health insurance products; and

WHEREAS, HOI agrees to offer health maintenance organization products, and

WHEREAS, each of the parties to this Agreement seeks to set forth, in writing, the terms and conditions of this Agreement;

THEREFORE, the parties agree as follows:

I.	Terms of the Agreement

This Agreement between the parties is for the period beginning October 1, 2005 (the effective date) and shall end on September 30, 2008 (the termination date), and will renew automatically unless otherwise terminated or revised in accordance with the provisions of this Agreement.

II.	Rate Sheet

The rates, charges, and maximum amounts applicable to this Agreement are set forth in Exhibit A titled “Minimum Premium Accounting Agreement Rate Sheet,” which may be modified from time to time with the mutual consent of the parties and which is hereby incorporated by reference into and made a part of this Agreement.

III.	Administrative expense and Annual Excess Liability charge

Approximately 15 days before the first date of each month, BCBSF/HOI will submit to the Group an invoice for the amount of estimated administrative expenses (Minimum Premium Charge and Annual Excess Liability Charge) to be paid during the forthcoming month. Such charges shall be equal to the product of the Minimum Premium Rate and the Annual Excess liability rate, as set forth in Exhibit A hereto, then in effect multiplied by (times) the number of Insured’s as determined by BCBSF/HOI (on the renewal exhibit). The Group agrees to pay the full amount of the invoice each month by the end of business on the first calendar day of the month the payment is due to cover. If the first of the month falls on a non-working day, payment will be made by end of business on the first working day thereafter. If the payment is not received by BCBSF/HOI by the end of business on the first calendar day of the month or if the first of the month falls on a non-working day and payment is not made by end of business on the first working day thereafter, the payment will be considered past due and subject to a Late Payment Charge in accordance with this Agreement and Exhibit A. If after 10 days the invoice amount is not paid, Corporate Receivables will notify the marketing representative. The marketing representative will place a call to the group. If the invoice amount is not paid by the 20th day the marketing representative will contact the group and place the group in suspense. If on the 30th day, the invoice is not paid the marketing representative will generate and send to the Group by certified mail, a cancellation notification. BCBSF/HOI has the right, but not the duty; to notify Insured’s of the Group’s failure to make such payment and BCBSF/HOI’s intention to terminate this Agreement.

Within 120 days following the close of the contract period BCBSF will prepare an annual administrative expense and annual excess liability coverage expense settlement. This settlement will compare actual and contract period estimated and paid administrative expenses and excess liability coverage expenses for the same time period. The product of monthly enrollment as adjusted for retroactive enrollments and terminations during the contract period and the minimum premium rate plus the annual excess liability coverage expense rate will determine actual expenses in effect during the contract period. If actual expenses are greater than the previously estimated amount, the Group agrees to pay the full amount of the difference within ten (10) calendar days after receipt of the invoice. If the invoice is not paid within 10 days the payment will be considered past due and subject to a Late Payment Charge in accordance with this Agreement and Exhibit A. If estimated expenses are greater than actual, BCBSF will pay the Group the difference at the same time the annual administrative expense settlement is presented.

Commissions are not paid on this business and commissions are not included in the rates found in Exhibit A.

IV.	Claim Liability Charge

A.	1. Prospective Claim Payment

Approximately 15 days before the first date of each month, BCBSF/HOI will submit to the Group an invoice for the amount of the expected claims (“Claim Liability Charge(s)”) to be paid during the forthcoming month see (Exhibit A). This claim liability charge will be based on expected claims as determined by BCBSF/HOI (on the renewal exhibit) for the current contract period divided by 12. This amount will be invoiced each month. The Group agrees to pay the full amount of the invoice each month by the end of business on the first calendar day of the month the payment is due to cover. If the first of the month falls on a non-working day, payment will be made by end of business on the first working day thereafter. If the payment is not received by BCBSF/HOI by the end of business on the first calendar day of the month or if the first of the month falls on a non-working day and payment is not made by end of business on the first working day thereafter, the payment will be considered past due and subject to a Late Payment Charge in accordance with this Agreement and Exhibit A. If after 10 days the invoice amount is not paid, Corporate Receivables will notify the marketing representative. The marketing representative will place a call to the group. If the invoice amount is not paid by the 15th day the marketing representative will contact the group and place the group in suspense. If on the 20th day, the invoice is not paid the marketing representative will generate and send to the Group by certified mail, a cancellation notification. BCBSF/HOI has the right, but not the duty; to notify Insured’s of the Group’s failure to make such payment and BCBSF/HOI’s intention to terminate this Agreement.

2. Actual Claim Settlement:

At the end of each month, BCBSF/HOI will provide to the Group a detailed printout of the previous month’s claims and capitation payments (“Claim Liability Charge(s)”). In the event the actual claims are in excess of the estimated amount received, BCBSF shall invoice the difference on the next prospective claim payment invoice. In the event the actual claims are less than the estimated claims, BCBSF/HOI shall offset the next prospective claim payment invoice.

B.

1. The Group will wire transfer the Minimum Premium charge, Annual Excess Liability charge, Prospective Claim Payment, and Actual Claim settlement to BCBSF/HOI’s designated bank account as set forth below Paragraph C of this Section.

2.

If funds are not transferred in accordance with this section, the payment will be considered past due and will be immediately subject to a Late Payment Charge in accordance with this Agreement and Exhibit A. Additionally, if the Claim Liability Charge is not paid as set forth in Section IV. A. 2., BCBSF/HOI also has the right to terminate this Agreement as set forth in Section VI. Accordingly, BCBSF/HOI has the right, but not the duty, to notify Insureds of the Group’s failure to make such payment and BCBSF/HOI’s intention to terminate this Agreement.

C.

The Group’s payment of the Minimum Premium charge, Administrative expense, Annual Excess Liability charge, Prospective Claim Payment and Actual Claim Settlement to BCBSF/HOI shall be via a Federal Reserve Bank Transfer directed to [ * ].

V.	Annual Excess Liability Coverage

A.

BCBSF/HOI agrees to provide Annual Excess Liability Coverage, whereby the maximum annual liability for the Group is defined as the average number of Insureds for the policy year multiplied by the Annual Individual Excess Liability Limit as set forth in Exhibit A. The average number of insureds for the policy year shall be the sum total of Insureds, as determined by BCBSF/HOI in accordance with the annual administrative expense and annual excess liability coverage expense settlement in Section III, divided by twelve.

B.

BCBSF/HOI will be responsible for any and all Claim Liability Charges incurred by Insureds in excess of the Group’s maximum annual liability, provided that the claim is covered under the terms of the Benefit Contracts and is actually incurred during the term of this Agreement. Claims incurred by any member during a period of time when they were covered and whose coverage was later retroactively termed will not be covered under the annual excess liability coverage.

C.	The Annual Excess Liability coverage may be changed for each policy year based on BCBSF/HOI renewal underwriting analysis and mutual consent of BCBSF/HOI and the Group.

D.	Settlement Process
1.

Settlement will be performed within 120 days after the end of each policy year. This settlement will include all claims and capitation payments liability incurred from October 1, of each year through September 30, of each year (“Actual Incurred Claims”) and paid prior to January 1 following that period.

2.	If Actual Incurred Claims exceed the Group’s maximum annual liability for the period as

Calculated in Section V. A. of this Agreement, BCBSF/HOI will pay a settlement amount equal to such excess to the Group.

3.	If Actual Incurred Claims are less than or equal to the Group’s maximum annual liability for the period as calculated in Section V. A. of this Agreement, there will be no settlement payment due.

VI.	Termination Provisions

A.

On any Minimum Premium Charge due date, the Plan may terminate this Agreement if one or more of the following conditions exists, but written notice of its intent to do so must be given to the Group at least ninety (90) days in advance.

1. Except for the public or private sale of common or preferred stock or the incorporation of the

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Group’s partnerships which does not result in a material change in the ownership or legal structure of the Group, there is a material change in the ownership or legal structure of the Group and the Group has not sought and received approval from the Plan for such a change, such approval not to be unreasonably withheld.

2. Except for the public or private sale of common or preferred stock or the incorporation of the
Group’s partnerships which does not result in a material change in the ownership or legal structure of the Group, the Group merges with or is acquired by another legal entity and the Group has not sought and received approval from the Plan for such a change, such approval not to be unreasonably withheld.

3. The Group acquires another legal entity with more than [ * ] client employees in the state of Florida that are not then covered by a BCBSF/HOI plan, and the Group has not sought and received approval from BCBSF/HOI to merge such acquired employees into the Plan, such approval not to be unreasonably withheld. If, however, BCBSF/HOI does not approve the merger of the acquired employees into BCBSF/HOI, the acquired legal entity would be in breach of a contractual commitment if it were to merge the acquired employees into a BCBSF/HOI plan. The Group will be allowed to continue with the current carrier or provide for such employees’ healthcare coverage under an alternative carrier plan as selected by the Group. This decision will be reviewed annually with BCBSF/HOI for continuation, as BCBSF/HOI may be interested in providing the coverage to this population.

4. Bankruptcy by the Group.

B.	This Agreement may be terminated on any Anniversary Date by either party by giving the other party at least one hundred and eighty (180) calendar days prior written notice of such termination.

C.

If the Group fails to pay to BCBSF/HOI the Administrative Expense, Annual Excess Liability Charge or the Claim Liability Charge in accordance with the provisions of Section III and Section IV respectively, of this Agreement, BCBSF/HOI may terminate this Agreement at any time with written notice.

D.

Upon termination of this Agreement by either party or automatically by its terms, for any reason, including termination for non-payment of any charges/fees due under this Agreement, BCBSF/HOI shall continue to invoice the Group and the Group shall continue to pay to BCBSF/HOI the Claim Liability Charge, subject to the Annual Excess Liability Coverage limitation, in accordance with the provisions of Sections IV and V of this Agreement, for a period of eighteen (18) months immediately following the date this Agreement terminated.

VII.	Modification of Rates

Charges/maximum amounts for the term of this Agreement will remain in effect, as set forth in Exhibit A, provided there is no material change to the Product Offering(s) or any other material risk factor, as determined by BCBSF/HOI. In the event there is a change in the total enrollment of 15% or greater during any 90 day period, or a material change in the Product Offering(s), BCBSF/HOI reserves the right to review and modify the rates and factors in exhibit A, either up or down, to compensate for changes in the risk factors. Any rate changes shall be mutually agreed to by the Group and BCBSF/HOI.

In the event of a rate modification, the modified rates will be set forth and presented to the Group on a revised Exhibit A within 45 days. The Group and BCBSF/HOI shall cooperate with each other in the development and execution of rate modification communications and effective date for the required rate change in order to minimize disruption and attrition of the Group’s clients. All other provisions of this Agreement shall remain in effect without modification.

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VIII.	Products

A. BCBSF will offer the following products to the Group:

•	Platform 1: BCBSF BlueChoice [ * ]
•	Platform 2: BCBSF BlueOptions [ * ]

B. HOI will offer the following products to the Group:

•	Platform 1: BlueCare NFQ [ * ]

C.	It is specifically acknowledged that the Benefits Contracts are insured health benefit products (i.e., not self-insured or administrative services only) and consequentially:

1.	Are subject to the laws of the State of Florida that regulate insurance.

2.

Given that each is an insurance product the benefit of rebates, including but not limited to health care provider rebates and pharmacy rebates, are exclusively taken into account in the calculation of the amount of the applicable Minimum Premium Charge. The Group is therefore not entitled to any credit for any such rebates beyond such inclusion in the pricing of the Benefit Contracts.

3.

The above referenced products will be offered to the Group’s Florida employees. Any employees outside the State of Florida may be insured through an alternate carrier. Any employees outside the State of Florida that are employed by a client group headquartered in Florida may be insured through an alternate carrier or may be covered through the BlueCard arrangement. The Benefit Contracts may be amended, changed or replaced from time to time with the mutual consent of the parties, and are hereby incorporated by reference into and made a part of this Agreement.

D.

BCBSF/HOI and the Group agree that the Group will offer BCBSF/HOI health products exclusively to its employees in Florida. No other health plan will be offered during the contract period, unless mutually agreed to by both parties. If, however, during the term of this Agreement BCBSF/HOI’s Provider Networks are significantly diminished in a particular service area so as to no longer provide a competitive commercially desirable healthcare option and BCBSF/HOI cannot provide alternative providers in that particular area or cannot arrange for quality healthcare provider services, the Group may elect to cover those specifically affected employees under an alternative carrier plan with the consent of BCBSF/HOI.

IX.	The Offering of BCBSF/HOI Products

A.	The Group will make the Product Offerings available to its client groups’ employees in the following manner:

1.

The Group will require every individual client group to offer to its employees the product offerings as defined in Section VIII; provided, however, a client group may enter into a No Benefits Contract with the Group.

2.

The Group will conduct one annual enrollment per year. The annual enrollment will be conducted for a reasonable period of time and will commence approximately 60-90 days before the annual coverage period begins.

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3.

BCBSF/HOI’s marketing materials including price, product designs, network information, and other pertinent information will be available to the Group to make the selection of the Product Offerings available to its employees. BCBSF/HOI, in consultation with the Group, shall determine the appropriate quantity of marketing materials to make available to the Group.

4.

The Group will ensure that all client groups will meet [*]% participation of eligible employees after waivers for other coverage. In addition the group will ensure that all client groups contribute at least [ * ]% of the lowest cost plan offered. The Group will monitor compliance with these requirements on a quarterly basis and, upon request by BCBSF/HOI, will provide copies of the monitoring reports to BCBSF/HOI.

X.	Enrollment

A.	As of the first day of the term of this Agreement, the Group will have delivered to BCBSF/HOI enrollment information regarding eligible and properly enrolled members, as defined by the Benefit
Contracts. BCBSF/HOI shall be entitled to rely on the information furnished to it by the Group, and the Group shall hold BCBSF/HOI harmless for any inaccuracy or failure to provide such information in a timely manner. The Group shall deliver to BCBSF/HOI all employee and dependent eligibility status changes on a [ * ] basis, or more frequently as mutually agreed by the parties.

B.	The Group shall instruct new employees to complete and sign the Benefit Election Form within [ * ]
calendar days of initial eligibility, whenever possible, however, BCBSF/HOI will accept retroactive additions as determined by the Group. BCBSF/HOI will invoice the Group the applicable
Minimum Premium Rate based on the requested retroactive effective date.

C.	The Group shall notify BCBSF/HOI of any termination of coverage of an individual within [ * ]

days of the termination date, whenever possible, however, BCBSF/HOI will accept retroactive terminations as determined by the Group. The Group shall be liable for all claims/capitation paid on enrollment(s) that have retroactive termination dates. For retroactive terminations within 60 days BCBSF/HOI will make every reasonable attempt to recoup claims paid, however, no efforts will be made to recover Rx claims and in those cases where recoveries cannot be obtained, the Group retains liability for those costs.

D.	The Group shall notify BCBSF/HOI of any retroactive addition or retroactive termination of coverage of an individual within [ * ] days of the effective date of such addition or termination.

XI.	Administrative Policies

A.	Enrollment Methodology

The Group’s human resource staff will enroll each new client group’s employees via [ * ]. On a [ * ] basis, the Group will [ * ]. Enrollments will be accepted [ * ]. BCBSF/HOI’s assigned [ *] to resolve all enrollment(s) on a timely basis.

B.	Identification Cards

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Identification cards will be issued by BCBSF/HOI to each member enrolled within [ * ] working days of receipt of the completed enrollment information.

C.	Terminations

Terminations are removed on the date of termination. BCBSF/HOI will generate Certificates of Creditable Coverage (COC) and submit directly to each member at the address on file for all terminated contracts.

D.	HOI Primary Care Physician Assignment

If an HOI member does not choose a Primary Care Physician (PCP), BCBSF/HOI will assign a PCP based on the member’s home address. A letter will be generated advising the member that a PCP was assigned and offering them the option to change if they so desire. The member may call the customer service number on their identification card to initiate the change. When a member changes their PCP, the effective date of the change is determined by the time of the month the change is requested. If a member requests a change between the 1st and 15th of the month, the member is eligible to utilize the new PCP the 1st of the following month. Changes requested after the 15th of the month, will be effective the 1st of the second month following the month the member made the request (Example: PCP change requested January 20th. PCP would be effective March 1st.)

E.	Eligibility

BCBSF/HOI and the Group have agreed to accept enrollment as determined by the Group. An eligible employee and/or dependent must enroll within [ * ] days of the initial eligibility period or wait until the next Annual Enrollment Period unless a life event occurs under which a member has [ * ] days to enroll under a Special Enrollment Period.

1.	The Group’s Benefit Election Form

Each employee applying for coverage must complete a Benefit Election Form or be enrolled through other acceptable methods (IVR or web application).

2.	Status Change Form

Any membership change, i.e., marriage, divorce, addition of newborns, etc., will require completion of a Status Change form or other acceptable methods (IVR or web application). These forms must be retained by the Group for a reasonable period of time in the event BCBSF/HOI requires copies to respond to an enrollment inquiry. All qualifying events have a 30-day notification timeframe except newborns. To the extent allowed by State law, newborns will be covered back to the date of birth.

If changes are not submitted within the specified time frames, the member must wait until the next annual enrollment to make changes except under HIPAA requirements for special enrollment.

F.	COBRA

The Group has chosen to administer COBRA on an internal basis. COBRA enrollment will be provided to BCBSF/HOI on a [ * ] basis directly to the assigned PSR of the Membership/Billing

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Area. Unless otherwise stated, the Group will be responsible for all COBRA administration including notification requirements. All previously stated enrollment guidelines will apply.

G.	Overage Dependent Status Verification

BCBSF/HOI is responsible for verifying student status of all dependents over age 18 on at least an annual basis. Any dependent over age 18 who is no longer a full time or part time student will be reported to the Group so coverage can be terminated.

H. Disabled Dependent Verification

BCBSF/HOI is responsible for verifying the disability status of all dependents over age 18 on at least an annual basis. Any dependent over age 18 who is no longer disabled will be reported to the Group so coverage can be terminated.

I. Creditable Coverage

The Group will report to BCBSF/HOI the amount of creditable time to be applied to satisfy the pre-existing condition exclusion limitation for those members providing that information at time of eligibility. If this information is not supplied, BCBSF/HOI will deny the impacted claim. The denial advises the member that if they had previous coverage a credit may be applicable and to please contact customer service. Once information is received and reviewed, the claim will be reprocessed and pre-existing condition limitation updated in their system. The Group will not track creditable time in their system.

XII.	Group Reporting Requirements

A.	Upon request, the Group will provide BCBSF/HOI with the necessary reports to ensure compliance with participation and contribution goals as described in Section IX, 4. above.

B.	Upon request, the Group will provide to BCBSF/HOI the industry classification codes (SIC) of the enrolled client groups.

C.	Upon request, the Group will provide to BCBSF/HOI enrollment data by county, or other such information maintained by the Group that may be required to adequately evaluate risk.

D.	Upon request, the Group will provide to BCBSF/HOI, business practice information related to the following:
•	monitoring of participation levels and contribution levels
•	financial statements
•	benefits administration process including enrollment, premium remittance and
•	reconciliation and new client/employee orientation
•	coverage ratios

XIII.	BCBSF/HOI Reporting Requirements

BCBSF/HOI will provide the Group Monthly Paid Claims Reports, Quarterly Incurred But Not Reported (IBNR) Reports, Annual Account Specific Reporting, and Ad Hoc reports as requested by the Group and mutually agreed upon by both parties, to the extent permitted under the federal Privacy Rules of the Health Insurance Portability and Accountability Act – Administration Simplification (HIPAA-AS) of 1996. In the event the Group executes and provides to BCBSF/HOI a Group Health Plan Representation of Compliance Letter, such document shall be incorporated into and made a part of this Agreement.

XIV.	Renewal

This Agreement shall automatically renew/extend for additional one year period(s) beginning with the third Anniversary Date (the first Anniversary Date is October 1, 2006, the second Anniversary Date is October 1, 2007, and the third Anniversary Date is October 1, 2008) and on each Anniversary Date (October 1st) thereafter at the rates then in effect (the renewal rates), unless either party notifies the other party of its intent not to extend this Agreement at least one hundred and eighty (180) calendar days prior to the applicable Anniversary Date. The renewal rates/charges/maximum amounts will be negotiated by the parties and set forth and presented to the Group on a revised Exhibit A.

XV.	Letter of Credit

During the term of this contract BCBSF/HOI and the Group have agreed to implement a process that will monitor the need for and the amount of an irrevocable Letter of Credit (“LOC”) solely in favor of BCBSF/HOI. The process will be based on a Coverage Ratio. This Coverage Ratio is defined as Earnings Before Interest Taxes, Depreciation and Amortization (EBITDA) – Capex/ Interest +Dividends. The Coverage Ratio is calculated using the totals of the previous four quarters (rolling four quarters) financial data. The following Coverage Ratio will apply:

Coverage Ratio	Number of Months of Projected Claims
LOC to Cover Reserves (In Months)
If >2.0 = to or < 2.5	1.5
If >1.5 <2.0	1.75
If<1.5	2

Monthly projected claims are defined as contract year projected claims divided by 12.

If the coverage ratio is greater than 2.5, no LOC is required.

The Group will provide to BCBSF/HOI on a [ * ] basis, a calculation of the coverage ratio and supporting financial data. The calculation of the coverage ratio and supporting financial data will be provided to BCBSF/HOI within [ * ] days from the end of the quarter and within [ * ] days after year-end. In the event the coverage ratio falls below 2.5 the Group will provide to BCBSF/HOI a LOC in the amount indicated in the above table within [ * ] days from the end of the quarter. If the coverage ratio goes above 2.5, any existing LOC will be removed within [ * ] days of Coverage Ratio calculation and supporting financial information being supplied by the Group to BCBSF/HOI.

Following the termination or expiration of this contract, and provided the Group is current with respect to its financial obligations to BCBSF/HOI, the then outstanding LOC, if one exists, shall be reduced to 75%, 50% and 25% of its then current value at the end of the third, sixth and ninth month and fully released at the end of the twelfth month, exclusive of any known or pending claims, including any potential cases in litigation.

XVI.	Performance Standards and Performance Incentive Plan

A.	BCBSF/HOI shall meet the following Performance Standards and be measured pursuant to BCBSF/HOI ’s standard audit procedures:

Claim Processing

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Category	Penalty	Incentive
Financial Accuracy	[ * ]	[ * ]
Payment Accuracy	[ * ]	[ * ]
Processing Accuracy	[ * ]	[ * ]
Claims processed within 30 calendar days	[ * ]	[ * ]

Customer Service

Category	Penalty	Incentive
Average Hold Time for Incoming Calls	[ * ]	[ * ]
Abandon rate	[ * ]	[ * ]
Closure of open inquiries	[ * ]	[ * ]
Closure of open inquiries	[ * ]	[ * ]

Account Management

The Group will be responsible for creating and maintaining an account management survey questionnaire. The survey questionnaire to be completed by The Group will measure account management performance in the areas of product and service knowledge, professionalism, proactive management, accessibility, and responsiveness.

B.	The Performance Standard Penalty/Incentive

The Performance Incentive/Penalty will be in effect for Claim Processing and Customer Service standards only. Account Management categories will be monitored, but are not subject to incentive/penalty payments at this time. The Group reserves the right, at a future date, to open discussions with BCBSF to include Account Management activities, and Eligibility as account specific reporting metrics become available, in the Penalty/Incentive calculation.

1.   BCBSF/HOI will be subject to a [ * ] % reduction in the Minimum Premium Rates (set forth in

Exhibit A) for the quarter if [ * ] claims processing performance standards are below the percentages (set forth above) for the quarter.

2.	BCBSF/HOI will be subject to a [ * ] % reduction in the Minimum Premium Rates (set forth in

Exhibit A) for the quarter if [ * ] customer service performance standards are below the percentages (set forth above) for the quarter.

3.	BCBSF/HOI will receive a [ * ] % increase in the Minimum Premium Rates (set forth in Exhibit A) for the quarter if [ * ] claims processing performance standards are met or exceeded for the quarter.

4.	BCBSF/HOI will receive a [ * ] % increase in the Minimum Premium Rates (set forth in Exhibit A) for the quarter if [ * ] customer service performance standards are met or exceeded for the quarter.

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5.

BCBSF/HOI’s Operational Units will report their Performance Standard scores on a monthly basis to BCBSF/HOI’s Marketing Staff. Each quarter Marketing will provide the Group with monthly results and calculate the incentive/penalty based on quarterly results.

6.

Within 120 days following the close of the contract period BCBSF will prepare an annual Performance Standard Penalty/Incentive expense settlement based on the quarterly outcomes and present it to the Group. If based on the expense settlement an incentive is due the Group will pay the full amount of the expense settlement within ten (10) calendar days after receipt of the invoice. If based on the expense settlement a penalty is due BCBSF/HOI will credit the next administrative expense and annual excess liability charge invoice.

C.	Performance Audit

The Group has the right to perform, or have performed by a mutually agreed upon third party, an audit of BCBSF/HOI’s Operational performance on an annual basis.

The focus of the audit will be the preceding contract year (e.g. audit is in 2006 for 2005 contract period) with at the outside the next prior contract year (e.g. audit is in 2006 for 2005 and 2004 contract period). The audit will be limited to a reasonable number of statistically valid claims not to exceed [ * ]. Any request for audits outside the above mentioned will require mutual agreement of the Group and BCBSF/HOI.

BCBSF/HOI will [ * ].

BCBSF/HOI requires reasonable advance notification of at least [ * ] days prior to the audit.

XVII.	General

A.	Inconsistencies

If the provisions of this Agreement are, in any way, inconsistent with the provisions of the Product Offerings, then the provisions of the Agreement shall prevail, and the other provisions shall be deemed modified but only to the extent necessary to implement the intent of the parties herein.

B.	Survival

The rights and obligations of the parties, as set forth herein, shall survive the termination of this Agreement to the extent necessary to effectuate the intent of the parties as expressed herein.

C.	Waiver of Breach

The failure by either party, at any time, to enforce or to require the strict adherence to any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision of this Agreement.

D.	Governing Law

This Agreement, and the rights of the parties hereunder, shall be construed according to the laws of the State of Florida.

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                          THE SECURITIES AND EXCHANGE COMMISSION

E.	Severance

                               In the event any provision of this Agreement is deemed to be invalid or unenforceable, all other provisions shall remain in full force and effect.

F.	Amendment

This Agreement may be amended at any time upon mutual written agreement of both parties, except that BCBSF/HOI may make changes necessary to comply with state and federal laws. In the event such changes are necessary, BCBSF/HOI will provide appropriate written notice to the Group.

G.	Entire Agreement

This Agreement, which includes the Exhibits, Master Policy, Benefit Election Form, Status Change Form, Member Handbook, True Group Application for coverage, and the Product Offerings, which are hereby incorporated by reference, constitute the entire Agreement between the Group and BCBSF/HOI. Any prior agreements, promises, or representations, either oral or written, relating to the subject matter of this Agreement, and not expressly set forth in this Agreement, are of no force or effect.

H.	Notices

Any notice, required or permitted under this Agreement, shall be deemed given if hand delivered or if mailed by United States mail, or an overnight mail service (e.g. Federal Express), postage prepaid, to the applicable address as set forth above or to such other address as a party may designate, in writing, to the other party. Such notice shall be deemed effective as of the date so deposited or delivered.

I.	Provider Networks

BCBSF/HOI’s Health Care Provider Networks are subject to change and may be modified at any time during the term of this Agreement without notice to or consent of the Group.

J.	Marketing Fund

BCBSF/HOI will share in the cost of marketing materials up to $[ * ] per plan year. The Group or the Group’s approved vendor will submit a detailed invoice to BCBSF/HOI Corporate Accounts for the marketing materials no later than 30 days following the end of the plan year.

K.	Training and enrollment support

BCBSF/HOI will provide up to [ * ] training sessions of not more than [ * ] in length for the Group’s staff. In addition BCBSF/HOI will provide up to [ * ] on site visits of no more than [ * ] in length to provide enrollment support for clients with [ * ] or more eligible employees. All training and enrollment support will be coordinated through the Group’s headquarters and mutually agreed to by the Group and BCBSF/HOI.

_________________________

*                THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH
                  THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF each of the parties to this Agreement, through their duly authorized representative, hereby acknowledges that they have read and understand this Agreement and agree to be bound by its terms.

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC./ HEALTH OPTIONS, INC
____________________________ Witness	Signature _______________________________
Print Name: ______________________________
Title: ___________________________________
Date:___________________________________

Gevity HR, Inc
____________________________ Witness	Signature _______________________________
Print Name: ______________________________
Title: ___________________________________
Date: ___________________________________

Gevity HR, Inc. Group Health Plan
Signature ________________________________
Print Name: ______________________________
Title: ____________________________________
Date:____________________________________

EXHIBIT A

MINIMUM PREMIUM ACCOUNTING AGREEMENT

RATE SHEET

[* THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION*]